Exhibit 99.2
SouthEast Telephone, Inc.
(Debtor-in-Possession)

Unaudited Condensed Financial Statements

Table of Contents

Unaudited Condensed Financial Statements

Unaudited Condensed Balance Sheets as of June 30, 2010 and December 31, 2009	1

Unaudited Condensed Statements of Operations for the Six Months Ended June 30, 2010 and 2009	2

Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the Six Months Ended June 30, 2010	3

Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2010 and 2009	4

Notes to Condensed Financial Statements	5

SouthEast Telephone, Inc.
(Debtor-in-Possession)

Condensed Balance Sheets

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets

Current Assets
Cash	$1,520,436	$541,634
Accounts receivable (net of allowance of $419,167 and $615,153 as of June 30, 2010 and December 31, 2009)	3,138,611	4,423,471
Accounts receivable - related parties	2,606	39,517
Inventories	136,132	132,056
Prepaid expenses	1,120,600	1,269,524

Total Current Assets	5,918,385	6,406,202

Property and Equipment, Net	6,176,808	6,464,141

Other Assets
Prepaid deposits	1,114,549	1,133,344

Total Assets	$13,209,742	$14,003,687

Liabilities and Stockholders' Deficit

Current Liabilities
Current maturities of notes payable	$1,052,576	$1,068,038
Current maturities of notes payable - related party	-	6,703
Accounts payable and accrued liabilities	1,535,294	1,536,510
Accounts payable and accrued liabilities - related parties	3,087	144,998
Deferred revenue	1,680,708	1,801,957
Current portion of obligations under capital leases	455,183	455,006
Current portion of obligations under capital leases - related party	47,631	46,304
Accrued interest payable	10,280	12,066

Total Current Liabilities (Not Subject to Compromise)	4,784,759	5,071,582

Long-Term Liabilities
Notes payable, net of current portion	1,794,806	2,322,239
Obligations under capital lease, net of current portion	1,100,139	1,339,881
Obligations under capital lease, net of current portion - related party	171,015	134,729

Total Long-Term Liabilities (Not Subject to Compromise)	3,065,960	3,796,849

Liabilities Subject to Compromise	24,517,893	24,517,893

Total Liabilities	32,368,612	33,386,324

Stockholders' Deficit
Common stock, no par value; 150,000 shares authorized; 73,235 issued and outstanding at June 30, 2010 and December 31, 2009	2,446,136	2,446,136
Paid-in capital	76,725	76,725
Accumulated deficit	(21,681,731)	(21,905,498)

Total Stockholders' Deficit	(19,158,870)	(19,382,637)

Total Liabilities and Stockholders' Deficit	$13,209,742	$14,003,687

See Notes to Condensed Financial Statements

SouthEast Telephone, Inc.
(Debtor-in-Possession)

Condensed Statements of Operations

(unaudited)

	For The
	Six Months Ended June 30,
	2010	2009

Revenues – net	$16,398,253	$19,754,191
Revenues - related parties	12,590	13,529

Total Revenues	16,410,843	19,767,720

Cost of Revenues	10,587,911	12,593,115

Gross Profit	5,822,932	7,174,605

Operating Expenses
Commission expense	378,821	493,515
Commission expense - related party	214,622	243,023
Depreciation and amortization	464,345	439,572
Bad debt expense	188,090	864,002
Selling, general and administrative expenses	3,992,227	4,938,322
Selling, general and administrative expenses - related parties	39,658	86,943

Total Operating Expenses	5,277,763	7,065,377

Income From Operations	545,169	109,228

Other Income (Expense)
Interest income	176	409
Interest expense	(127,417)	(175,269)
Interest expense - related parties	(12,947)	(848)
Loss on disposal of assets	(19,216)	(2,787)

Total Other Expenses	(159,404)	(178,495)

Net Income (Loss) Before Reorganization Items	385,765	(69,267)

Reorganization items - professional fees	161,998	-

Net Income (Loss)	$223,767	$(69,267)

See Notes to Condensed Financial Statements

SouthEast Telephone, Inc.
(Debtor-in-Possession)

Condensed Statement of Changes in Stockholders' Deficit

(unaudited)

	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2009	73,235	$2,446,136	$76,725	$(21,905,498)	$(19,382,637)

Net income	-	-	-	223,767	223,767

Balance - June 30, 2010	73,235	$2,446,136	$76,725	$(21,681,731)	$(19,158,870)

See Notes to Condensed Financial Statements

SouthEast Telephone, Inc.
(Debtor-in-Possession)

Condensed Statements of Cash Flows

(unaudited)

	For The
	Six Months Ended June 30,
	2010	2009
Cash Flows From Operating Activities
Net income (loss)	$223,767	$(69,267)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	464,345	439,572
Loss on disposal of assets	19,216	2,787
Bad debt expense	188,090	864,002
Reorganization items	161,998	-
Changes in operating assets and liabilities:
Accounts receivable	1,096,770	(692,732)
Accounts receivable - related parties	36,911	15,308
Inventories	(4,076)	(3,778)
Prepaid expenses	148,924	(100,070)
Accounts payable and accrued liabilities	(1,216)	1,163,891
Accounts payable and accrued liabilities - related parties	(141,911)	(85,337)
Deferred revenue	(121,249)	(199,170)
Accrued interest payable	(1,786)	(7,617)
Prepaid deposits	70,296	(489,009)

Net Cash Provided By Operating Activities Before Reorganization Items	2,140,079	838,580

Net Cash Used For Reoganization Items	(213,499)	-

Net Cash Provided By Operating Activities	1,926,580	838,580

Cash Flows From Investing Activities
Purchases of property and equipment	(243,433)	(316,701)
Proceeds from sale of property and equipment	105,906	2,717

Net Cash Used In Investing Activities	(137,527)	(313,984)

Cash Flows From Financing Activities
Repayments of notes payable	(542,895)	(523,659)
Repayments of notes payable - related party	(6,703)	(9,382)
Repayments of capital lease obligations	(239,564)	(262,500)
Repayments of capital lease obligations - related party	(21,089)	-

Net Cash Used In Financing Activities	(810,251)	(795,541)

Net Increase (Decrease) In Cash	978,802	(270,945)

Cash - Beginning of period	541,634	718,229

Cash - End of period	$1,520,436	$447,284

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$146,767	$192,704

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Property and equipment financed with capital leases - related party	$58,701	$140,000

See Notes to Condensed Financial Statements

SouthEast Telephone, Inc.
(Debtor-in-Possession)
Notes to Condensed Financial Statements
(unaudited)

Note A - Company Organization

SouthEast Telephone, Inc. (“Debtor-in-Possession”, the “Company” or “SouthEast”), a Kentucky corporation incorporated on January 10, 1997, is a provider of voice and data telecommunications products and services, including local and long distance phone service, DSL and paging, to primarily residential customers located in eastern and central Kentucky. SouthEast currently has approximately 140 employees and approximately 31,000 customer lines.   As of June 30, 2010, SouthEast is a debtor in possession and is operating its business under Section 1108 of the Bankruptcy Code.

The Company is a telecommunications reseller and competes, both directly at the wholesale level and through agents, at the retail level. The Company is subject to regulatory requirements imposed by the Federal Communications Commission (“FCC”), plus state and local governmental agencies. Regulations by the FCC as well as state agencies include limitations on types of services and service areas offered to the public.

Note B - Summary of Significant Accounting Policies

Basis of Presentation and Bankruptcy Filing

On September 28, 2009, the Company filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws ("Bankruptcy Code" or "Chapter 11") in the United States Bankruptcy Court for the Eastern District of Kentucky. The Company has continued to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  See Notes C and G for details regarding the Bankruptcy filing and the Chapter 11 case.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business. However, the petition raises substantial doubt about the Company’s ability to remain a going concern. The Company’s continuation as a going concern may be contingent upon, among other things, its ability (i) to obtain Debtor-in-Possession financing; (ii) to reduce administrative, operating and interest costs and liabilities through the bankruptcy process; (iii) to generate sufficient cash flow from operations; (iv) to obtain confirmation of a plan of reorganization under the Bankruptcy Code; and (v) to close transactions to facilitate an exit from bankruptcy. The Company is currently evaluating various courses of action to address the operational and liquidity issues it is facing. See Note G with respect to the sale of substantially all the assets and certain liabilities of the Company on October 1, 2010.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (“FASB ASC”) 852 "Financial Reporting During Reorganization Proceedings," which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared.  However, it does require that the financial statements for periods subsequent to the filing of a Chapter 11 case distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations.  The balance sheet must distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities.  Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed as claims by the bankruptcy court, even if they may later be settled for lesser amounts.  In addition, cash provided by reorganization items, if any, must be disclosed separately in the statement of cash flows.  The Company adopted this guidance effective on September 28, 2009 and will segregate those items as outlined above for all reporting periods subsequent to such date.

SouthEast Telephone, Inc.
(Debtor-in-Possession)
Notes to Condensed Financial Statements
(unaudited)

Note B - Summary of Significant Accounting Policies - Continued

Basis of Presentation and Bankruptcy Filing - Continued

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed consolidated financial position of SouthEast as of June 30, 2010 and the condensed results of its operations for the six months ended June 30, 2010 and 2009 and the condensed cash flows for the six months ended June 30, 2010 and 2009. The results of operations for the six months ended June 30, 2010 are not necessarily indicative of the operating results for the full year.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and related disclosures of SouthEast for the year ended December 31, 2009, which are included as Exhibit 99.1 in this filing.

Estimates

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") which require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Subsequent Events

The Company evaluated events that occurred after the balance sheet date but before the financial statements were issued on October 7, 2010. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

New Accounting Pronouncements

In March 2010, the FASB issued new accounting guidance, under ASC Topic 605 on Revenue Recognition. This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved.  Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement.  To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement.  No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement.  The standard is effective for interim and annual periods beginning on or after June 15, 2010. The Company is currently evaluating the impact the adoption of this guidance will have on its financial statements.

In July 2010, the FASB issued new accounting guidance, under ASC Topic 310 on Receivables, which requires an entity to enhance the disclosures about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. The disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The Company is currently evaluating the impact the adoption of this guidance will have on its financial statements.

SouthEast Telephone, Inc.
(Debtor-in-Possession)
Notes to Condensed Financial Statements
(unaudited)

Note C - Chapter 11 Reorganization

On September 28, 2009, the Company filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws ("Bankruptcy Code" or "Chapter 11") in the United States Bankruptcy Court for the Eastern District of Kentucky.

As a result of federal regulatory changes enacted by the Federal Communications Commission (“FCC”) in early 2005, AT&T announced that it would stop accepting certain orders from Kentucky’s competitive local exchange carriers (CLEC), including but not limited to SouthEast Telephone, Inc. for certain network elements, effective in March, 2005. Following negotiation efforts with AT&T, the Company and AT&T were involved, from 2005 through current, in protracted litigation and multiple proceedings in both the United States District Courts and before the Kentucky Public Service Commission (“PSC”) regarding the availability and pricing of certain network elements and other issues. Certain portions of the disputes are in appeal to the Sixth Circuit of Appeals, and certain disputes remain pending in the U.S. District Court. There is also a pending Kentucky PSC administrative action. In light of the Bankruptcy proceeding, the Company and the vendor jointly moved the United States Court of Appeals for the 6th Circuit to stay the appeal, and the case remains in abeyance.

AT&T and the Company have engaged in extensive business negotiations to attempt to resolve their differences but have been unable to do so. Due in part to AT&T collection efforts and the continuing disputes with AT&T which affect ongoing billing, the resolution of which are critical to the Company’s affairs, the Company sought to reorganize its business under Chapter 11 of the Bankruptcy Code, in order to restructure debts while reorganizing as a going concern.

As a result of the filing of the voluntary petition for reorganization, liabilities in the amount of $24,517,892 as of June 30, 2010, as set forth below, are subject to compromise under a plan of liquidation.

Notes payable - unsecured	$6,508
Accounts payable	8,866,554
AT&T Dispute	15,644,831

Total liabilities subject to compromise	$24,517,893

The ability of the Company's business to continue as a going concern is predicated upon numerous issues, including its ability to achieve the following:

a)	having the Plan become effective in a timely manner,

b)
being able to successfully implement its business plans and otherwise offset the negative effects that the Chapter 11 filing has had on its business, including the loss in customer traffic and the impairment of vendor relations; and

c)	attracting, motivating and/or retaining key executives, agents and associates.

These challenges are in addition to those operational and competitive challenges faced by the Company in connection with its business as a telecommunications broker.

SouthEast Telephone, Inc.
(Debtor-in-Possession)
Notes to Condensed Financial Statements
(unaudited)

Note C - Chapter 11 Reorganization - Continued

Bankruptcy Process

As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without Court approval. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Company may not be enforced. In addition, under the Bankruptcy Code, the Company may assume or reject executor contracts, including lease obligations. Parties affected by these rejections may file claims with the Court in accordance with the reorganization process. Absent an order of the Court, substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and equity holders and approved by the Court.

The actual ultimate aggregate amount of allowed claims in certain classes and the ultimate amount of assets available for distribution may differ significantly from the plan estimates. Accordingly, the amount of the distributions that will ultimately be received by any particular holder of an allowed claim may be adversely affected by the aggregate amount of all claims ultimately allowed. Consequently, distributions to holders of allowed claims may be delayed until all disputed claims have been resolved and all actions seeking to recover avoidable transfers made by the Company and other litigation of the Company are completed. See Note G for subsequent reorganization developments.

Asset Purchase Agreement and Plan of Reorganization

On June 30, 2010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Lightyear Network Solutions, Inc. (“Lightyear”), a Kentucky corporation, and its wholly-owned subsidiary, SE Acquisitions, LLC (“SEA”), a Kentucky limited liability company. See Note G for additional developments.

Pursuant to the Agreement, the Company has agreed to sell to SEA substantially all of its real property, intellectual property, tangible assets, and selected vendor contracts used in the conduct of business and SEA will also assume certain post-closing liabilities related to the purchase of the Company’s assets.  Certain liabilities will be retained by the Company.  In consideration of the assets being sold, SEA will pay: (i) up to $560,000 in cash to the Company for administrative and priority expenses; (ii) $4,000 in cash to each of the employees not being offered employment with Lightyear; and, (iii) an aggregate of 200,000 shares of Lightyear common stock to the Company’s equity holders. See Note G.

SouthEast Telephone, Inc.
(Debtor-in-Possession)
Notes to Condensed Financial Statements
(unaudited)

Note D - Related Party Transactions

The Company regularly enters into business transactions with stockholders of the Company and affiliated companies. These transactions are in the form of rents, sales and purchases of services, borrowing and related interest payments, and management services.

The Company leases a facility and pays commissions to an entity wholly-owned by a Director of SouthEast. The following table shows the related party balances associated with the aforementioned entity:

	As of:
	June 30,	December 31,
	2010	2009

Accounts receivable	$1,040	$16,986
Accounts payable and accrued liabilities	1,393	120,860
Obligations under capital lease	218,646	181,033

	For the Six Months Ended
	June 30,
	2010	2009

Revenues	$3,143	$3,243
Commission expense	214,622	243,023
Selling, general and administrative expenses	13,967	28,783
Interest expense	12,947	-

The Company also has other immaterial transactions with other related parties which, in conjunction with the above items, are included in the related party balances in the financial statements.

Note E - Concentrations

The Company considers significant concentrations to be customers/suppliers who account for 10% or more of the total revenues or cost of revenues of the Company during the period. The Company had one such customer who accounted for 12% of total revenues during the six months ended June 30, 2010 and another customer who accounted for 10% of total revenues during the six months ended June 30, 2009.

The Company acquired approximately 62% and 13% during the six months ended June 30, 2010 from two suppliers and 59% and 13% during the six months ended June 30, 2009 from the same two suppliers, of the telecommunications services used in its operations. Although there are other suppliers of this service, a change in suppliers could have an adverse effect on the business which could ultimately affect operating results.

Note F - Commitments and Contingencies

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as legal claims. The Company does not anticipate any material losses from such claims.

On July 2, 2009, the United States District Court issued an Order in a case where AT&T asserted a claim against the Company pertaining to a service rate dispute that began in May of 2005. The District Court issued the ruling for damages in favor of the vendor. The amount of damages ordered was $15,644,831. On July 31, 2009, the Company filed a Notice of Appeal to the United States Court of Appeals for the 6th Circuit from the July 2, 2009 Judgment. In 2009, AT&T provided the Company notice that it would begin collection efforts on past due accounts payable, a portion of which is being disputed by the Company. AT&T's collection efforts could include disconnection of the Company's ordering systems and/or initiation of proceedings at the Kentucky Public Service Commission for termination of all services to the Company. On September 28, 2009, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code and began operating its business as a Debtor in Possession pursuant to 11 USC 1107 (a) and 1108. In light of the Bankruptcy proceeding, the Company and the vendor jointly moved the United States Court of Appeals for the 6th Circuit to stay the appeal, and the case remains in abeyance. See Note G for the current status of the AT&T litigation.

SouthEast Telephone, Inc.
(Debtor-in-Possession)
Notes to Condensed Financial Statements
(unaudited)

Note F - Commitments and Contingencies - Continued

AT&T has been disputing the billing credit rates resulting from a Kentucky Public Service Commission ruling involving the way certain network elements should be provisioned, as well as the proper billing rate associated with the conversion of these network elements. Based on an August 2, 2010 agreement between AT&T, SouthEast and Lightyear, there is no longer a dispute as to the historical billing rates. See Note G for additional details.

The Company's contractual relationship with its agents is governed by agent agreements. The structure of the Company's relationship with its agents may, under certain circumstances, be deemed to create a franchiser/franchisee relationship. The Company believes it has taken appropriate steps to assure that its agent relationships comply with applicable state and federal laws. However, there can be no assurance that state and federal regulatory authorities or individual agents will not raise material issues with regard to the Company's prior compliance with applicable state and federal laws and that such matters will not have a material adverse effect on the Company's financial position or results of operations.

Note G - Subsequent Events

Plan of Reorganization – Update

On August 16, 2010, the United States Bankruptcy Court for the Eastern District of Kentucky entered a Stipulation and Agreed Order Between Debtor, AT&T and Lightyear, whereby (1) AT&T agreed to the post-closing assumption and assignment of the AT&T contracts by Lightyear; (2) Lightyear assumes only the post-closing liabilities arising under the AT&T contracts and specifically does not assume various AT&T Claims; (3) in settlement of all pre-petition AT&T claims, $361,536 of SouthEast’s $661,536 deposit with AT&T will be released to AT&T and commencing on the fourth month after the final closing date, Lightyear shall pay to AT&T $55,245 on the fifteenth day of each month for a period of ten consecutive month for a total of $552,452; (4) Lightyear will deposit with AT&T $100,000 on the fifteenth day of each month for a period of three consecutive months after the final closing date, such that the aggregate deposit will become $600,000; (5) the AT&T claim shall be deemed permanently fixed stipulated and allowed as a general unsecured claim against SouthEast in the amount of $23,688,572, but AT&T waives its right to receive a distribution as a claimant, provided that a majority of claimants vote to accept the plan and Windstream similarly agrees to waive its right to receive a distribution on its claim; (6) Lightyear is obligated to make weekly $280,000 prepayments toward its obligation under the AT&T contracts which will be reconciled and adjusted by both AT&T and Lightyear by the 15th of the following month; and (7) AT&T and SouthEast agree to voluntarily dismiss all of the AT&T litigation with prejudice with each party bearing its own costs and expenses, with the exception of  one action that will be prosecuted by AT&T through conclusion, but the parties agree that AT&T shall waive any back-due fees arising under the action and will only charge Lightyear the rates allowed under the action on a going forward basis.

On August 16, 2010, the United States Bankruptcy Court for the Eastern District of Kentucky entered a Stipulation and Agreed Order Between Debtor, Windstream and Lightyear, whereby (1) Windstream agreed to the post-closing assumption and assignment of the Windstream contracts by Lightyear; (2) Lightyear assumes only the post-closing liabilities arising under the Windstream contracts and specifically does not assume various Windstream Claims; (3) in settlement of all pre-petition Windstream claims, $61,000 of SouthEast’s $146,000 deposit with Windstream will be released to Windstream and commencing on the first month after the final closing date, Lightyear shall pay to Windstream $9,800 on the fifteenth day of each month for a period of five consecutive months for a total of $49,000; and (4) the Windstream claim shall be deemed permanently fixed stipulated and allowed as a general unsecured claim against SouthEast in the amount of $222,862, but Windstream waives its right to receive a distribution as a claimant.

On August 16, 2010, the United States Bankruptcy Court for the Eastern District of Kentucky entered a Stipulation and Agreed Order Between Debtor, Qwest Communications Company (“Qwest”) and Lightyear, whereby (1) Qwest agreed to the post-closing assumption and assignment of the Qwest contracts by Lightyear; (2) Lightyear assumes only the post-closing liabilities arising under the Qwest contracts and specifically does not assume various Qwest Claims; and (3) the Qwest claim shall be deemed permanently fixed stipulated and allowed as a general unsecured claim against SouthEast in the amount of $1,616,600, but Qwest waives its right to receive a distribution as a claimant.

On August 16, 2010, the United States Bankruptcy Court for the Eastern District of Kentucky entered a Stipulation and Agreed Order Between Debtor, two additional vendors and Lightyear, whereby (1) the vendor contracts were deemed rejected; and (2) the vendors were permitted to retain their aggregate deposits of $110,009.

On August 16, 2010 the United States Bankruptcy Court for the Eastern District of Kentucky entered a Confirmation Order approving the sale of substantially all of the assets of the Company to SEA.

On September 24, 2010, the Federal Communications Commission (“FCC”) granted a sixty day Special Temporary Authority (“STA”) permitting the parties to close the transaction no later than October 1, 2010 to sell substantially all of the assets of SouthEast to SEA.  The STA does not prejudice a specific action by the FCC on the underlying application to approve the transfer of substantially all of SouthEast’s assets to SEA and the closing is subject to cancellation or modification upon notice from the FCC after it completes its processing of the transfer application.

On October 1, 2010, the Company closed the transaction to sell substantially all of the assets of the Company to SEA.